                                Power of Attorney
                         For Executing Forms 3, 4 and 5

        Know all by these presents, that the undersigned hereby constitutes and appoints each of Christopher K. Hulburt and Daniel T. Sweeney, signing singly, the undersigned's true and lawful attorney-in-fact to:

        (1)     execute for and on behalf of the undersigned Forms 3, 4 and 5
                (including amendments thereto) in accordance with Section 16(a)
                of the Securities Exchange Act of 1934, as amended (the
                "Exchange Act"), and the rules and regulations thereunder;

        (2)     do and perform any and all acts for and on behalf of the
                undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any
                amendment or amendments thereto, file that Form with the United
                States Securities and Exchange Commission and any stock exchange or similar authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems
                appropriate; and

        (3)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-fact's substitute or substitutes, will lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming, nor is Eclipse Resources
Corporation, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

        The undersigned agrees that each such attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact. The undersigned also agrees to indemnify and hold harmless Eclipse Resources Corporation and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by or at the direction of the undersigned, or upon the lack of timeliness in the delivery of information by or at the direction of the undersigned, to that attorney-in-fact for purposes of executing, acknowledging, delivering or filing any Form 3, 4 or 5 (including any amendment thereto) and agrees to reimburse Eclipse Resources Corporation and the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Eclipse
Resources Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

                                                       /s/ Oleg E. Tolmachev
                                                      --------------------------
                                                                       Signature

                                                      Oleg E. Tolmachev
                                                      --------------------------
                                                                      Print Name

                                                              01-11-2017
                                                      --------------------------
                                                                            Date